Exhibit 99.1

Amylin Pharmaceuticals, Inc. 9360 Towne Centre Drive San Diego, CA 92121 USA	Tel (858) 552 2200 Fax (858) 552 2212 www.amylin.com

FOR IMMEDIATE RELEASE

AMYLIN PHARMACEUTICALS REPORTS FIRST QUARTER FINANCIAL RESULTS

Non-GAAP Operating Loss Improves by 55% to $19.9 Million Compared to the First Quarter of 2008

Amylin/Lilly Alliance Restructures Exenatide Operations: Team to Co-locate in San Diego

San Diego, CA — April 16, 2009 — Amylin Pharmaceuticals, Inc. (Nasdaq: AMLN) today reported financial results for the quarter ended March 31, 2009. The Company reported total revenue of $193.7 million for the quarter ended March 31, 2009, which includes net product sales of $179.3 million, including a $5.8 million reserve related to the U.S. Department of Defense’s Tricare Retail Pharmacy program described below. Non-GAAP operating loss was $19.9 million for the quarter ended March 31, 2009, compared to $44.0 million for the same period in 2008. GAAP net loss was $47.0 million, or $0.34 per share, for the quarter ended March 31, 2009, compared to $71.1 million, or $0.52 per share, for the same period in 2008. At March 31, 2009 the Company held cash, cash equivalents and short-term investments of $711.4 million.

“At the end of 2008, we announced that we would manage operating expenses more in line with revenue as part of the business plan to achieve positive operating cash flow by the end of 2010,” said Mark Foletta, senior vice president of finance and chief financial officer, Amylin Pharmaceuticals. “This quarter’s reduction of non-GAAP operating loss by more than half compared to the same quarter last year demonstrates steady progress toward that goal.”

Financial Results

Net product sales of $179.3 million for the quarter ended March 31, 2009 include $157.7 million for BYETTA® (exenatide) injection and $21.6 million for SYMLIN® (pramlintide acetate) injection. This compares to net product sales of $178.7 million, consisting of $158.5 million for BYETTA and $20.2 million for SYMLIN for the same period in 2008. Net product sales for the quarter ended March 31, 2009 include a reserve of $5.8 million for amounts payable to the U.S. Department of Defense under the Tricare Retail Pharmacy program retroactive to January 28, 2008 pursuant to the issuance of a final rule implementing this program in the quarter ended March 31, 2009.

Revenues under collaborative agreements were $14.3 million for the quarter ended March 31, 2009, compared to $18.5 million for the same period in 2008. The decrease reflects lower cost-sharing payments from Eli Lilly and Company for BYETTA and exenatide once weekly development expenses.

Selling, general and administrative expenses decreased to $87.6 million for the quarter ended March 31, 2009 from $98.2 million for the same period in 2008. The decrease primarily reflects lower promotional spending for BYETTA and SYMLIN and the Company’s reduced cost structure following its restructuring.

Research and development expenses decreased to $60.0 million for the quarter ended March 31, 2009 from $77.2 million for the same period in 2008. The decrease primarily reflects lower development expenses for exenatide once weekly and BYETTA, and the Company’s reduced cost structure following its restructuring.  Research and development expenses for the quarter ended March 31, 2008 also included an $8 million license payment for drug delivery technology. Non-GAAP research and development expenses net of Lilly cost-sharing payments decreased to $46.7 million for the quarter ended March 31, 2009, compared to $59.8 million for the same period in 2008.

Collaborative profit sharing, which represents Lilly’s share of the gross margin for BYETTA, was $73.0 million for the quarter ended March 31, 2009, compared to $69.9 million for the same period in 2008.

The Company adopted Financial Statement Accounting Standards Board Staff Position (FSP) APB 14-1, “Accounting for Convertible Debt Instruments that may be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” on January 1, 2009. FSP APB 14-1 requires the Company to reflect a nonconvertible borrowing rate on its $575 million convertible senior notes issued in June 2007. The adoption of FSP APB 14-1 resulted in incremental non-cash interest, net of capitalized interest, of $1.4 million in the quarter ended March 31, 2009 which is included in interest and other expense, net, in the accompanying consolidated statement of operations. The adoption of FSP APB 14-1 also requires the Company to retrospectively restate prior periods, which resulted in a $2.3 million increase in reported interest and other expense, net, for the quarter ended March 31, 2008.

Net loss for the quarter ended March 31, 2009 was $47.0 million, or $0.34 per share, compared to $71.1 million, or $0.52 per share, for the same period in 2008.

Restructuring Exenatide Operations with Lilly

Building on the successes of the partnership between the two companies, Amylin and Lilly continue to fortify their relationship. In order to improve alliance effectiveness, increase financial and operational efficiencies and maximize the value of BYETTA and exenatide once weekly, the Company is restructuring exenatide operations with Lilly. This restructuring, called “ExenatideOne,” will result in one, integrated team co-located in San Diego and will have single points of accountability for strategy development and execution.

Additionally, the Company and Lilly amended their Collaboration Agreement to require one year’s notice for termination of the agreement without cause. Previously, the agreement required only a six-month notice. The parties also clarified allocation and reimbursement procedures of certain shared expenses.

“Growing BYETTA, the only GLP-1 receptor agonist on the market, remains a key area of focus for Amylin. The restructuring of exenatide operations with Lilly will help drive results in this area through a more integrated, efficient approach to development, medical and marketing activities,” said Daniel M. Bradbury, president and chief executive officer, Amylin Pharmaceuticals. “The exenatide molecule fills an important unmet need in the treatment of type 2 diabetes, and the once-weekly version has recently shown superior blood sugar control, with weight loss, compared to three of the newest widely-accepted diabetes therapies, including Januvia and Actos. We are on track to submit our NDA filing by the end of this quarter for this very important therapy.”

First Quarter Highlights

Highlights of Amylin’s first quarter and recent activities include:

Corporate

•                  Improved non-GAAP operating loss by 55% compared to the first quarter of 2008.

•                  Finalized development and commercialization agreement for an investigational transdermal exenatide.

BYETTA

•                  Completed a meta-analysis of primary cardiovascular events from the BYETTA database that showed no increased risk of cardiovascular events associated with exenatide use. This analysis was done in a manner consistent with U.S. Food and Drug Administration’s (FDA’s) updated guidance for evaluating cardiovascular risk in type 2 diabetes agents and will be used to support the exenatide once weekly New Drug Application (NDA).

•                  Continued educating health care providers and patients on, and provided FDA with, data regarding BYETTA and pancreatitis. This was evidenced through the publishing of two manuscripts in peer-reviewed journals.

•                  Manuscript in Current Medical Research and Opinion indicated, within a large health claims database, the risk of acute pancreatitis among initiators of BYETTA or Januvia™ (sitagliptin) was similar to initiators of the more traditional therapies metformin or glyburide.

•                  Manuscript in Diabetes Care confirmed a significantly increased risk of pancreatitis in patients with type 2 diabetes — approximately three times the rate of those without diabetes.

Exenatide Once Weekly

•                  Completed analyses to demonstrate manufacturing comparability necessary for regulatory submission. These analyses will be part of the NDA submitted to FDA this quarter.

•                  Announced results from the first head-to-head comparative effectiveness study, DURATION-2, that demonstrated exenatide once weekly provided superior glucose control, with weight loss, compared to maximum doses of Januvia or Actos® (pioglitazone).

•                  Announced decision to initiate a large cardiovascular outcomes trial with superiority design that will evaluate the effects of exenatide once weekly on major cardiovascular events, compared to standard of care with traditional antidiabetes medications.

•                  Initiated DURATION-5, a new phase 3b study designed to show superiority of exenatide once weekly compared to BYETTA, support regulatory submissions outside the U.S. and provide additional controlled clinical data on the commercially manufactured product.

Conference Call

Amylin will webcast its Quarterly Update Conference Call today at 5:00 p.m. ET/2:00 p.m. PT.  Daniel M. Bradbury, Amylin’s president and chief executive officer, will lead the call. During the call, the Company plans to provide further details underlying its first quarter financial results, and information regarding assumptions for the remainder of 2009 operations.

The call will be webcast live through the “Investors” section of Amylin’s corporate Web site at www.amylin.com. A slide presentation accompanying the conference call will also be available through the “Investors” section of Amylin’s corporate Web site. To access the webcast and slide presentation, please log on to www.amylin.com approximately fifteen minutes prior to the call to register, download and install any necessary audio software.  For those without access to the Internet, the live call may be accessed by phone by calling (866) 770-7051 (U.S./Canada) or (617) 213-8064 (international), Conference ID# 39859682. A replay of the call will be available through the “Investors” section of Amylin’s corporate Web site and by phone beginning approximately two hours after the close of the call and can be accessed at (888) 286-8010 (U.S./Canada) or (617) 801-6888 (international), Conference ID# 59408065.

Note Regarding Use of Non-GAAP Financial Measures

Amylin reports non-GAAP operating loss excluding non-cash items and other one-time items, which is a non-GAAP financial measure. The Company believes that investors’ understanding of its progress towards its stated goal of generating positive non-GAAP operating results by the end of 2010 is enhanced by this disclosure. Amylin also reports non-GAAP research and development expenses net of cost-sharing payments, which is a non-GAAP financial measure. The Company believes that investors’ understanding of Amylin’s net investment in research and development activities is enhanced by this disclosure. In addition, the Company refers to these non-GAAP financial measures with its analysis of the Company’s financial performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

About Amylin

Amylin Pharmaceuticals is a biopharmaceutical company committed to improving lives through the discovery, development and commercialization of innovative medicines. Amylin has developed and gained approval for two first-in-class medicines for diabetes, SYMLIN® (pramlintide acetate) injection and BYETTA® (exenatide) injection. Amylin’s research and development activities leverage the Company’s expertise in metabolism to develop potential therapies to treat diabetes and obesity.  Amylin is headquartered in San Diego, California. Further information on Amylin Pharmaceuticals is available at www.amylin.com.

This press release contains forward-looking statements about Amylin, which involve risks and uncertainties. Our actual results could differ materially from those discussed herein due to a number of risks and uncertainties, including risks that BYETTA or SYMLIN may be affected by competition, unexpected new data, safety and technical issues, or manufacturing and supply issues; risks that our financial results may fluctuate significantly from period to period and may not meet market expectations; risks that any financial guidance we provide may not be accurate; risks that our clinical trials will not be completed when planned, may not replicate previous results or achieve desired end-points; risks that our preclinical studies may not be predictive; risks that our NDAs for product candidates or sNDAs for label expansion requests, such as the exenatide once weekly NDA mentioned in this press release, may not be submitted timely or receive FDA approval; risks that our expense reductions will not be as large as we expect; risks that the restructured operations for exenatide will not produce the results we expect; and other risks inherent in the drug development and commercialization process. Commercial and government reimbursement and pricing decisions and the pace of market acceptance may also affect the potential for BYETTA or SYMLIN. These and additional risks and uncertainties are described more fully in the Company’s recently filed Form 10-K. Amylin disclaims any obligation to update these forward-looking statements.

Additional Information and Where to Find It

This release may be deemed to be solicitation material in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders. Amylin will be filing a proxy statement with the Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s Web site at www.sec.gov or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121.

Participants in Solicitation

Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders. Information regarding the interests of Amylin’s directors and executive officers in the proxy contest will be included in Amylin’s definitive proxy statement.

(Financial information to follow)

AMYLIN PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter ended March 31,
	2009	2008
Revenues:
Net product sales	$179,332	$178,721
Revenues under collaborative agreements	14,342	18,516
Total revenues	193,674	197,237

Costs and expenses:
Cost of goods sold	18,632	22,024
Selling, general and administrative	87,556	98,243
Research and development	60,019	77,206
Collaborative profit sharing	73,017	69,901
Total costs and expenses	239,224	267,374

Operating loss	(45,550)	(70,137)

Interest and other expense, net	(1,404)	(962)

Net loss	$(46,954)	$(71,099)

Net loss per share - basic and diluted	$(0.34)	$(0.52)

Shares used in computing net loss per share - basic and diluted	138,804	135,859

A reconciliation of reported GAAP net loss to non-GAAP operating loss excluding non-cash items is provided in the table that follows (in thousands, unaudited):

	Quarter ended March 31,
	2009	2008
GAAP operating loss	$(45,550)	$(70,137)

Stock-based compensation	10,954	14,054
Other non-cash compensation	7,086	6,646
Depreciation and amortization	8,722	6,486
Amortization of deferred revenue	(1,071)	(1,071)

Non-GAAP operating loss	$(19,859)	$(44,022)

A reconciliation of reported GAAP research and development expenses to non-GAAP research and development expenses, net of cost-sharing payments, is provided in the table that follows (in thousands, unaudited):

	Quarter ended March 31,
	2009	2008

Research and development expenses	$60,019	$77,206
Cost-sharing payments	(13,271)	(17,445)

Non-GAAP research and development expenses	$46,748	$59,761

AMYLIN PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
	2009	2008
Assets
Cash, cash equivalents and short-term investments	$711,415	$816,838
Accounts receivable, net	62,065	62,369
Inventories, net	119,713	115,823
Other current assets	60,857	41,038
Property and equipment, net	689,128	655,444
Other assets	34,269	35,541
Total assets	$1,677,447	$1,727,053

Liabilities and stockholders’ equity
Current liabilities	$279,511	$313,778
Other liabilities, net of current portion	171,852	179,227
Long-term debt	712,449	714,771
Stockholders’ equity	513,635	519,277
Total liabilities and stockholders’ equity	$1,677,447	$1,727,053

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CONTACTS:

Financial:

Michael York

Senior Director, Investor Relations

Amylin Pharmaceuticals, Inc.

(858) 458-8602

michael.york@amylin.com

Media:

Alice Izzo

Executive Director, Corporate Affairs

Amylin Pharmaceuticals, Inc.

(858) 642-7272

alice.izzo@amylin.com